UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2009

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-11244	35-1547518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On May 14, 2009, at their annual meeting, the shareholders of German American Bancorp, Inc.  (the "Company"), approved and adopted the German American Bancorp, Inc., 2009 Employee Stock Purchase Plan and the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan (together, the "Plans").    The Plans became effective immediately upon the approval and adoption by the shareholders of the Plans.  The Company's executive officers are eligible to participate in each of the Plans, and the members of the Company's Board of Directors are eligible to participate in the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan.

The terms and conditions of the Plans were summarized by the Company's Proxy Statement for the annual meeting of shareholders held May 14, 2009, which was filed with the Securities and Exchange Commission as part of Schedule 14A on March 20, 2009 (the "Proxy Statement"),  and the full texts of the Plans were attached as Exhibits A and B to the Proxy Statement.  Such summary descriptions and such full texts are incorporated herein by reference to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: May 18, 2009
By:  /s/ Mark A. Schroeder

Mark A. Schroeder
President and Chief Executive Officer